Exhibit 10.2

AGREEMENT

Reference is made to that certain Membership Interest Purchase Agreement, dated September 14, 2022 (the “MIPA”), by and among Eightco Holdings Inc. (formerly Cryptyde, Inc.) (the “Company”), Forever 8 Fund, LLC (“Forever 8”), the members of Forever 8 set forth on the signature pages thereto (the “Sellers”) and Paul Vassilakos, in his capacity as representative of the Sellers (the “Representative”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the MIPA.

The Sellers hereby irrevocably waive, effective as of June 19, 2024, any right to receive an aggregate of 215,000 Preferred Units as provided for in the MIPA, with each Seller relinquishing the rights to such Preferred Units as indicated on Schedule A attached hereto.

Each of the parties represents and warrants to the other that it has full power and authority to enter into this Agreement and to perform its obligations hereunder.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State, without reference to such State’s principles of conflict of laws.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of June 20, 2024.

EIGHTCO HOLDINGS INC.

By:	/s/ Brett Vroman
Name:	Brett Vroman
Title:	CFO

SELLERS’ REPRESENTATIVE,
On behalf of all Sellers

/s/ Paul Vassilakos
Paul Vassilakos